Exhibit 10.22.1
AMENDMENT NO. 2
TO REVOLVING CREDIT AND SECURITY AGREEMENT
     THIS AMENDMENT NO. 2 (this “Agreement”) is entered into as of September 29, 2008, by and between DIGITAL RECORDERS, INC. (“DR”), TWINVISION OF NORTH AMERICA, INC. (“TVna”, collectively with DR, each a “Borrower”, and collectively the “Borrowers”), DRI CORPORATION (“DRI”, collectively with the Borrowers, each a “Loan Party, and collectively, the “Loan Parties”), the financial institutions party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).
BACKGROUND
     Loan Parties, Lenders and Agent are parties to that certain Revolving Credit and Security Agreement dated June 30, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.
     Loan Parties have requested that Agent and Lenders amend certain provisions of the Loan Agreement as hereafter provided, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.
     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. All capitalized terms not otherwise defined or amended herein shall have the meanings given to them in the Loan Agreement.
     2. Amendment. Subject to the satisfaction of Section 5 below, the Loan Agreement is hereby amended as follows:
          (a) Section 6.5(b) of the Loan Agreement is hereby amended to read in its entirety as set forth below:
     “(b) Leverage Ratio. Maintain as of the end of each fiscal quarter, a ratio of (i) Funded Debt of the Loan Parties on a Consolidated Basis outstanding on the last day of each fiscal quarter set forth below to (ii) EBITDA of the Loan Parties on a Consolidated Basis, for the twelve month period ending on the last day of such fiscal quarter, of not greater than the ratio set forth below opposite such period:

Fiscal Quarter Ending:	Leverage Ratio:
September 30, 2008	3.50 to 1.0
December 31, 2008	3.50 to 1.0
March 31, 2009	4.25 to 1.0
June 30, 2009	3.00 to 1.0
September 30, 2009	3.00 to 1.0
December 31, 2009	3.00 to 1.0
March 31, 2010 and each fiscal quarter ending thereafter	2.50 to 1.0
     3. Conditions of Effectiveness. This Agreement shall become effective when Agent shall have received four (4) copies of this Agreement executed by the Required Lenders and each Loan Party.
     4. Representations, Warranties and Covenants. Each Loan Party hereby represents, warrants and covenants as follows:
     (a) This Agreement and the Loan Agreement constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms.
     (b) Upon the effectiveness of this Agreement, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.
     (c) The execution, delivery and performance of this Agreement and all other documents in connection therewith has been duly authorized by all necessary corporate action, and does not contravene, violate or cause the breach of any agreement, judgment, order, law or regulation applicable to any Loan Party
     (d) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this letter amendment.
     (e) No Loan Party has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.
     5. Effect on the Loan Agreement.
     (a) Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. This Agreement shall constitute an “Other Document” for all purposes under the Loan Agreement.

     (b) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
     6. Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive law of another jurisdiction).
     7. Cost and Expenses. Loan Parties hereby agree to pay the Agent, on demand, all costs and reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred in connection with this Agreement and any instruments or documents contemplated hereunder.
     8. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     9. Counterparts; Facsimile Signatures. This Agreement may be executed by the parties hereto in one or more counterparts of the entire document or of the signature pages hereto, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature received by facsimile or electronic transmission shall be deemed an original signature hereto.
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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent
By:	/s/ John Trieu
	Name:	John Trieu
	Title:	Vice President

DRI CORPORATION
By:	/s/ Stephen P. Slay
	Name:	Stephen P. Slay
	Title:	CFO & Secretary

DIGITAL RECORDERS, INC.
By:	/s/ Stephen P. Slay
	Name:	Stephen P. Slay
	Title:	VP & Secretary

TWINVISION OF NORTH AMERICA, INC.
By:	/s/ Stephen P. Slay
	Name:	Stephen P. Slay
	Title:	VP & Secretary

[Signature Page to Amendment No. 2]